Exhibit 10.1

FOURTH AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Fourth Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of May 21, 2014 (the “Effective Date”) by Entravision Communications Corporation, a Delaware corporation (the “Company”). All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally adopted in 2004 with a reserve of 10,000,000 shares of Class A common stock of the Company (“Shares”), plus any Shares that subsequently became available for new grants under the terms of the Company’s 2000 Omnibus Equity Incentive Plan, and a ten year term that will expire on May 26, 2014;

WHEREAS, upon the recommendation of its Compensation Committee, the Board of Directors of the Company desires to amend the Plan to extend the term of the Plan until May 29, 2024, subject to stockholder approval of the extension of the term of the Plan; and

WHEREAS, the Board of Directors of the Company has recommended that this Amendment be submitted to the stockholders of the Company for approval at the Company’s 2014 annual meeting of stockholders, to be held on May 29, 2014.

1. NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:

(a)	The following sentences are added to the end of Section 1(b):

“This Plan originally became effective on May 26, 2004, the date on which it was first approved by the Company’s stockholders. An extension of the Plan was approved by the Board, subject to stockholder approval at the Company’s 2014 annual meeting of stockholders, to be held on May 29, 2014.”

(b)	The definition of “Effective Date” in Section 2(n) is amended and restated in its entirety to read as follows:

‘“Effective Date” means May 26, 2004, the date the Company’s stockholders originally approved this Plan.’

(c)	Section 14(a) is amended and restated in its entirety to read as follows:

“Term of Plan. Unless earlier terminated by the Board or the Committee pursuant to Section 14(b), this Plan will terminate on May 29, 2024.”

2.	All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

To record the adoption of this Amendment by the Board of Directors of the Company effective as of the Effective Date, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

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